                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 21, 1999

                               WORLD ACCESS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)



   DELAWARE                      0-29782                       58-2398004
  (State of               (Commission File No.)             (I.R.S. Employer
incorporation)                                              Identification No.)



                      945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)
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ITEMS 5.       OTHER EVENTS.

         On April 21, 1999, World Access, Inc. (the "Company") sold 50,000 newly issued shares of 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A (the "Preferred Stock") to The 1818 Fund III, L.P. ("The 1818 Fund III") for an aggregate purchase price of $50 million pursuant to that certain Stock Purchase Agreement dated as of April 19, 1999 by and between World Access, Inc. and The 1818 Fund III. The 1818 Fund III is one of a family of private equity partnerships (the "Funds") organized to acquire substantial, non-controlling, long-term ownership positions in growing, strongly positioned companies. The Funds have provided active early support and capital to a number of highly successful telecommunications and media companies, including MCI WorldCom and Frontier Vision. The General Partner of the Funds is Brown Brothers Harriman & Co. ("BBH"), America's largest private bank and the oldest owner-managed business partnership in the country.

         Upon the closing of the transaction, Lawrence C. Tucker, a partner at BBH and co-manager of The 1818 Fund III, became a member of the Company's Board of Directors. Lawrence C. Tucker has been a partner of BBH since 1979 and currently serves as a director of MCI WorldCom, National HealthCare Corporation, Riverwood International Corporation and the MCI WorldCom Venture Fund.

         Each share of Preferred Stock is convertible at the option of the holder into the Company's common stock in accordance with a conversion formula equal to the liquidation preference per share divided by a conversion price of $11.50 per share, subject to adjustment. If the closing trading price of the Company's common stock as quoted by The Nasdaq Stock Market exceeds $30 per share for 45 consecutive trading days, the Preferred Stock will be automatically converted into the Company's common stock. The Preferred Stock may be voted with the Company's common stock on an as converted basis. The holders of Preferred Stock also have the right to designate one member to the Board of Directors. The holders of Preferred Stock have certain supermajority voting rights upon certain circumstances, such as the authorization of a class of securities having senior or parity rights with the Preferred Stock, a reorganization or liquidation of the Company, or a consolidation or merger of the Company into a third party. As part of the above sale, The 1818 Fund III also received an option to purchase an additional $20 million in Preferred Stock from the Company prior to June 30, 2000 at the original purchase price per share. The foregoing description is qualified in its entirety by reference to the press release attached hereto as Exhibit No. 99 and incorporated herein by reference.
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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

    (a)   Financial Statements.

          Not applicable.

    (b)   Pro Forma Financial Information.

          Not applicable.

    (c)   Exhibits.

          EXHIBIT
          NUMBER                           DESCRIPTION

          4              Certificate of Designation of 4.25% Cumulative Senior
                         Perpetual Convertible Preferred Stock, Series A.

          99             Press Release dated April 19, 1999.




                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                            WORLD ACCESS, INC.



Date: May 3, 1999                   By: /s/ MARTIN D. KIDDER
                                            Martin D. Kidder
                                            Its Vice President and Controller
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                                 EXHIBIT INDEX

EXHIBIT NO.                                 DOCUMENT
-----------                                 --------
      4                  Certificate of Designation of 4.25% Cumulative Senior
                         Perpetual Convertible Preferred Stock, Series A.

      99                 Press Release dated April 19, 1999.